                                                                     Exhibit 4.4
                          MICRON QUANTUM DEVICES, INC.

                             1996 STOCK OPTION PLAN


   1. Purposes of the Plan.  The purposes of this Stock Option Plan are to
      --------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of Micron Quantum Devices, Inc. or any Subsidiary and to promote the success of Micron Quantum Devices, Inc. or any Subsidiary's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

   2. Definitions.  As used herein, the following definitions shall apply:
      -----------

      (a) "Administrator" means the Board or any of its Committees appointed
           -------------
pursuant to Section 4 of the Plan, or the committee of the Board of Directors of the Parent described in Section 4 of the Plan, if applicable.

      (b) "Board" means the Board of Directors of Micron Quantum Devices, Inc.
           -----

      (c) "Code" means the Internal Revenue Code of 1986, as amended.
           ----

      (d) "Committee"  means a Committee appointed by the Board of Directors in
           ---------
accordance with Section 4 of the Plan.

      (e) "Common Stock" means the Common Stock of Micron Quantum Devices, Inc.
           ------------

      (f) "Company" means Micron Quantum Devices, Inc., a California
           -------
corporation.

      (g) "Consultant" means any person who is engaged by the Company or any
           ----------
Parent or any Subsidiary to render consulting or advisory services and is compensated for such services, and any director of the Company whether compensated for such services or not. If and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

      (h) "Continuous Status as an Employee or Consultant" means that the
           ----------------------------------------------
employment or consulting relationship with the Company, any Parent, or any Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, and any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

      (i) "Disability" means total and permanent disability as defined in
           ----------
Section 22(e)(3) of the Code.

      (j) "Employee" means any person, including officers and directors,
           --------
employed by the Company or any Parent or any Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

      (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

      (l) "Fair Market Value" means, as of any date, the value of Common Stock
           -----------------
determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the average closing price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the five business days preceding the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

      (m) "Incentive Stock Option" means an Option intended to qualify as an
           ----------------------
incentive stock option within the meaning of Section 422 of the Code.

      (n) "Nonstatutory Stock Option" means an Option not intended to qualify as
           -------------------------
an Incentive Stock Option.

      (o) "Option" means a stock option granted pursuant to the Plan.
           ------

      (p) "Optioned Stock" means the Common Stock subject to an Option.
           --------------

      (q) "Optionee" means an Employee or Consultant who receives an Option.
           --------

      (r) "Parent" means a "parent corporation," whether now or hereafter
           ------
existing, as defined in Section 424(e) of the Code.

      (s) "Plan" means this 1996 Stock Option Plan.
           ----

      (t) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of
           -------------
1934, as amended.

      (u) "Share" means a share of the Common Stock, as adjusted in accordance
           -----
with Section 11 below.

      (v) "Subsidiary" means a "subsidiary corporation," whether now or
           ----------
hereafter existing, as defined in Section 424(f) of the Code.

   3. Stock Subject to the Plan.  Subject to the provisions of Section 11 of the
      -------------------------
Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 5,750,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

      If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program authorized by the Administrator, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

   4. Administration of the Plan.
      --------------------------

      (a) Initial Plan Procedure.  Prior to the date, if any, upon which the
          ----------------------
Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a committee appointed by the Board; provided that, during any period when the Company is a member of an "affiliated group of corporations" as defined in Section 1504 of the Code (determined without regard to Section 1504(b) of the corporation" as defined in Treasury Regulation 1.162-27(c)(1), then the Administrator shall be either (i) the entire Board of Directors of such Parent if all members are "outside directors" within the meaning of Section 162(m) of the Code and the regulations thereunder or (ii) a committee of two or more members of the Board of Directors of the Parent consisting entirely of such "outside directors."

      (b) Plan Procedure after the Date, if any, upon Which the Company becomes
          ---------------------------------------------------------------------
Subject to the Exchange Act.
---------------------------

          (i)  Administration With Respect to Directors and Officers Subject to
               ----------------------------------------------------------------
Section 16(b).  With respect to Option grants made to Employees who are also
-------------
Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in a manner complying with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

          (ii) Administration With Respect to Other Persons.  With respect to
               --------------------------------------------
Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy the legal requirements, if any, relating to the administration of incentive stock option plans, of state corporate and securities laws, of the Code, and of any stock exchange or national market system upon which the Common Stock is then listed or traded (the "Applicable Laws"). Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

      (c)  Powers of the Administrator.  Subject to the provisions of the Plan
           ---------------------------
and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its discretion:

           (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;

           (ii) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

           (iii) to determine whether and to what extent Options are granted hereunder;

           (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

           (v)    to approve forms of agreement for use under the Plan;

           (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions may include, but are not limited to, the exercise price, the time or times when Options may be exercised, vesting provisions, the method of payment or permissible methods of payment, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

           (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

           (viii) to provide for the early exercise of Options for the purchase of unvested Shares, subject to such terms and conditions as the Administrator may determine; and

           (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

      (d) Effect of Administrator's Decision.  All decisions, determinations and
          ----------------------------------
interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

   5. Eligibility.
      -----------

      (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

      (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, for so long as the Code shall so provide, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

      For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

      (c) The Plan shall not confer upon any Optionee any right with respect to the continuation of the Optionee's employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment or consulting relationship at any time, with or without cause.

      (d) The following limitations shall apply to grants of Options to
Employees:

          (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 1,250,000 Shares.

          (ii) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 750,000 Shares which shall not count against the limit set forth in subsection (i) above.

          (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 11.

          (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option will be counted against the limit set forth in subsection (i) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

   6. Term of Plan.  The Plan shall become effective upon the earlier to occur
      ------------
of its adoption by the Board of Directors or its approval by the shareholders of the Company, as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

   7. Term of Option.  The term of each Option shall be the term stated in the
      --------------
Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

   8. Option Exercise Price and Consideration.
      ---------------------------------------

      (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

          (i)  In the case of an Incentive Stock Option:

               (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonstatutory Stock Option, the per share exercise price shall be determined by the Administrator.

      (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment or permissible methods of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist of (1) cash,
(2) check, (3) promissory note, (4) other Shares which, in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender and have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator may consider if acceptance of such consideration may be reasonably expected to benefit the Company.

   9. Exercise of Option.
      ------------------

      (a) Procedure for Exercise; Rights as a Shareholder.  Any Option granted
          -----------------------------------------------
hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b)  Termination of Employment or Consulting Relationship.  Upon
           ----------------------------------------------------
termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable 30 days following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three
(3) months from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      Notwithstanding the above, in the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, an Optionee's Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status. However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

      (c) Disability of Optionee.  In the event of termination of an Optionee's
          ----------------------
Continuous Status as an Employee or Consultant as a result of his or her Disability, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of his or her Option as set forth in the Option Agreement), exercise the Option to the extent the Optionee was otherwise entitled to exercise it on the date of such termination. To the extent that the Optionee is not entitled to exercise the Option on the date of termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by the Option shall revert to the Plan.

      (d) Death of Optionee.  In the event of the death of an Optionee, the
          -----------------
Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquires the right to exercise the

Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (e) Rule 16b-3.  Options granted to persons subject to Section 16(b) of
          ----------
the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

      (f) Suspension.  Any Optionee who is also a participant in the Retirement
          ----------
at Micron ("RAM") Section 401(k) Plan and who requests and receives a hardship distribution from the RAM Plan, is prohibited from making, and must suspend for a period of twelve months thereafter, his or her employee elective contributions and employee contributions including, without limitation on the foregoing, the exercise of any Option granted from the date of receipt by that employee of the RAM hardship distribution.

   10.  Non-Transferability of Options.  Options may not be sold, pledged,
        ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

   11.  Adjustments Upon Changes in Capitalization or Merger.
        ----------------------------------------------------

      (a) Changes in Capitalization.  Subject to any required action by the
          -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

      (b) Dissolution or Liquidation.  In the event of the proposed dissolution
          --------------------------
or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the

Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

      (c) Merger or Asset Sale.  In the event of a merger of the Company with or
          --------------------
into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

   12.  Time of Granting Options.  The date of grant of an Option shall, for all
        ------------------------
purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

   13.  Amendment and Termination of the Plan.
        -------------------------------------

        (a) Amendment and Termination.  The Board may at any time amend, alter,
            -------------------------
suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

        (b) Effect of Amendment or Termination. Any such amendment or
            ----------------------------------
termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

   14.  Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant
        ----------------------------------
to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national market system upon which the Common Stock is then listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

   15.  Reservation of Shares.  The Company, during the term of this Plan, shall
        ---------------------
at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   16.  Agreements.  Options shall be evidenced by written agreements in such
        ----------
form as the Administrator shall approve from time to time.

   17.  Shareholder Approval.  Continuance of the Plan shall be subject to
        --------------------
approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange or national market system upon which the Common Stock is then listed or traded.